Exhibit 10.9

TE CONNECTIVITY PLC

2010 STOCK AND INCENTIVE PLAN

(AMENDED AND RESTATED SEPTEMBER 30, 2024)

Section 1.  Purpose

The purpose of the Plan is to promote the interests of the Company and its shareholders by aiding the Company in attracting and retaining employees, officers and non-employee Directors capable of assuring the future success of the Company, to offer such persons incentives to put forth maximum efforts for the success of the Company’s business and to compensate such persons through various stock-based arrangements and provide them with opportunities for the stock ownership in the Company, thereby aligning the interests of such persons with the Company’s shareholders.

Section 2. Definitions

As used in the Plan, the following terms shall have the meanings set forth below:

(a)   “Affiliate” shall mean (i) any entity that, directly or indirectly through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in each case as determined by the Committee.

(b)   “Award” shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Dividend Equivalent, Performance Award, Stock Award or Other Stock-Based Award granted under the Plan.

(c)   “ Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing an Award granted under the Plan.  An Award Agreement may be in an electronic medium and need not be signed by a representative of the Company or the Participant.  Each Award Agreement shall be subject to the applicable terms and conditions of the Plan and any other terms and conditions (not inconsistent with the Plan) determined by the Committee.

(d)   “Board” shall mean the Board of Directors of the Company.

(e)   “Change in Control” means the first to occur of any of the following events:

(i) any “person” (as defined in Section 13(d) and 14(d) of the Exchange Act, excluding for this purpose, (A) the Company or any Subsidiary or (B) any employee benefit plan of the Company or any Subsidiary (or any person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan) that acquires beneficial ownership of voting securities of the Company), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly of securities of the Company representing more than 30 percent of the combined voting power of the Company’s then outstanding securities; provided, however, that no Change in Control will be deemed to have occurred as a result of a change in ownership percentage resulting solely from an acquisition (including any purchase or redemption) of securities by the Company; or

(ii) persons who, as of the Effective Date, constitute the Board (the “Incumbent Directors”) cease for any reason (including without limitation, as a result of a tender offer, proxy contest, merger or similar transaction) to constitute at least a majority thereof, provided that any person becoming a Director of the Company subsequent to the Effective Date shall be considered an Incumbent Director if such person’s election or nomination for election was approved by a vote of at least 50 percent of the Incumbent Directors; but provided further, that any such person whose initial assumption of office is in connection with an actual or threatened proxy contest relating to the election of members of the Board or other actual or threatened solicitation of proxies or consents by or on behalf of a “person” (as defined in Section 13(d) and 14(d) of the Exchange Act) other than the Board, including by reason of agreement intended to avoid or settle any such actual or threatened contest or solicitation, shall not be considered an Incumbent Director; or

(iii) consummation of a reorganization, merger, takeover, scheme of arrangement, or consolidation or sale or other disposition of at least 80 percent of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination, all or substantially all of the individuals and entities who were the beneficial owners of outstanding voting securities of the Company immediately prior to such Business Combination beneficially own directly or indirectly more than 50 percent of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, of the company resulting from such Business Combination (including, without limitation, a company which, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more Subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the outstanding voting securities of the Company; or

(iv) consummation of a complete liquidation or dissolution of the Company; provided, however, that if and to the extent that any provision of this Plan or an Award Certificate would cause a payment of deferred compensation that is subject to Code Section 409A(a)(2) to be made upon the occurrence of a “Change in Control,” or would change the timing and/or form of any payment of deferred compensation that is subject to Code Section 409A(a)(2) upon a specified date or event occurring after a “Change in Control” or upon a termination of employment following a Change in Control, then such payment shall not be made, or such change in timing or form of payment shall not occur, unless such “Change in Control” is also a “change in ownership or effective control” of the Company within the meaning of Code Section 409A(2)(A)(v) and applicable regulations and rulings thereunder and such payment, or such associated date or event, occurs no later than two years after the date of such “Change in Control.”

(f)    “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

(g)   “Committee” shall mean the Management Development and Compensation Committee of the Board or any successor committee or subcommittee of the Board, which committee is comprised solely of two or more persons who are outside directors within the meaning of Section 162(m)(4)(C)(i) of the Code and the applicable regulations and nonemployee directors within the meaning of Rule 16b-3(b)(3) under the Exchange Act.

(h)   “Company” shall mean TE Connectivity plc, an Irish public limited company, or any successor thereto.

(i)    “Director” shall mean a member of the Board.

(j)    “Dividend Equivalent” shall mean any right granted under section 6(d) of the Plan.

(k)   “Eligible Person” shall mean any employee, officer or non-employee Director providing services to the Company or an Affiliate whom the Committee determines to be an Eligible Person, provided however, that any employee, officer or non-employee Director who was employed by or providing services to the Company or an Affiliate on December 8, 2010 shall not be eligible to be considered as an Eligible Person hereunder.  An Eligible Person must be a natural person.

(l)    “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(m)  “Fair Market Value” of a Share shall mean the closing sales price on the New York Stock Exchange on the date as of which the determination of Fair Market Value is being made or, if no sale is reported for such day, on the next preceding day on which a sale of Shares was reported. Notwithstanding anything to the contrary herein, the Fair Market Value of a Share will in no event be determined to be less than par value.

(n)   “Incentive Stock Option” shall mean an option granted under Section 6(a) of the Plan that is intended to meet the requirements of Section 422 of the Code or any successor provision.

(o)   “Non-Qualified Stock Option” shall mean an option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.

(p)   “Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

(q)   “Other Stock-Based Award” shall mean any right granted under Section 6(g) of the Plan.

(r)    “Participant” shall mean an Eligible Person designated to be granted an Award under the Plan.

(s)   “Performance Award” shall mean any right granted under Section 6(e) of the Plan.

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(t)    “Performance Goal” shall mean the business criteria selected by the Committee to measure the level of performance of the Company, business unit, business segment or other Company business group during a specified performance period, and gains or losses from the disposition of business or assets or from the early extinguishment of debt.

(u)   “Person” shall mean any individual or entity, including a corporation, partnership, limited liability company, association, joint venture or trust.

(v)   “Plan” shall mean this TE Connectivity plc 2010 Stock and Incentive Plan, as amended and restated September 30, 2024.

(w)   “Prior Plans” shall mean the TE Connectivity Ltd. 2010 Stock and Incentive Plan, ADC Telecommunications, Inc. 2010 Global Stock Incentive Plan, the ADC Telecommunications, Inc. 2008 Global Stock Incentive Plan, the ADC Telecommunications, Inc. 1991 Global Stock Incentive Plan and the ADC Telecommunications, Inc. Non-employee Director Stock Option Plan, as each of such plans has been amended from time to time.

(x)    “Restricted Stock” shall mean any Share granted under Section 6(c) of the Plan.

(y)    “Restricted Stock Unit” shall mean any unit granted under Section 6(c) of the Plan evidencing the right to receive a Share (or a cash payment equal to the fair Market Value of a Share) at some future date.

(z)    “Rule 16b-3” shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act or any successor rule or regulation.

(aa) “Section 162(m)” shall mean Section 162(m) of the Code and the applicable Treasury Regulations promulgated thereunder.

(bb) “Shares” shall mean shares of common stock of the Company or such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 4(c) of the Plan.

(cc) “Specified Employee” shall mean a “specified employee” as such term is defined in Section 409A(a)(2)(B) of the Code.

(dd) “Stock Appreciation Right” shall mean any right granted under Section 6(b) of the Plan.

(ee) “Stock Award” shall mean any Share granted under Section 6(f) of the Plan.

(ff)   “Cause” means misconduct that is willfully or wantonly harmful to the Company or any of its Subsidiaries, monetarily or otherwise, including, without limitation, conduct that violates the Company’s Code of Ethical Conduct.

(gg) “Disabled” or “Disability” means the inability of the Director or Employee to perform the material duties pertaining to such Director’s directorship or such Employee’s employment due to a physical or mental injury, infirmity or incapacity for 180 days (including weekends and holidays) in any 365-day period. The existence or nonexistence of a Disability shall be determined by an independent physician selected by the Company and reasonably acceptable to the Director or Employee. Notwithstanding the above, if and to the extent that any provision of this Plan or an Award Certificate would cause a payment of deferred compensation that is subject to Code Section 409A(a)(2) to be made upon the occurrence of a “Disability” or upon a person becoming “Disabled,” or would cause a change in the timing or form of payment of such deferred compensation upon the occurrence of a “Disability” or upon a person becoming “Disabled,” then such payment shall not be made, or such change in timing or form of payment shall not occur, unless such “Disability” or condition of being “Disabled” satisfies the requirements of Code Section 409A(2)(C) and applicable regulations and rulings thereunder.

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Section 3.  Administration

(a)  Power and Authority of the Committee.  The Plan shall be administered by the Committee. Subject to the express provisions of the Plan and to applicable law, the Committee shall have full power and authority to:  (i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or the method by which payments or other rights are to be calculated in connection with) each Award; (iv) determine the terms and conditions of any Award or Award Agreement; (v) amend the terms and conditions of any Award or Award Agreement; (vi) accelerate the exercisability of any Award or the lapse of restrictions relating to any Award; (vii) determine whether, to what extent and under what circumstances Awards may be exercised in cash, Shares, other securities, other Award or other property, or canceled, forfeited or suspended; (viii) determine whether, to what extent and under what circumstances cash, Shares, other securities, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder of the Award or the Committee; (ix) interpret and administer the Plan and any instrument or agreement, including any Award Agreement, relating to the Plan; (x) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award or Award Agreement shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon any Participant, any holder or beneficiary of any Award or Award Agreement, and any employee of the Company or any Affiliate.

(b)  Delegation.  The Committee may delegate its powers and duties under the Plan to one or more Directors (including a Director who is also an officer of the Company) or a committee of Directors and may authorize one or more officers of the Company to grant Awards under the Plan, subject to such terms, conditions and limitations as the Committee may establish in its sole discretion; provided, however, that the Committee shall not delegate its powers and duties under the Plan (i) with regard to officers or directors of the Company or any Affiliate who are subject to Section 16 of the Exchange Act or (ii) in such a manner as would cause the Plan not to comply with the requirements Section 162(m).

(c)  Power and Authority of the Board of Directors. Notwithstanding anything to the contrary contained herein, the Board may, at any time and from time to time, without any further action of the Committee, exercise the powers and duties of the Committee under the Plan, unless the exercise of such powers and duties by the Board would cause the Plan not to comply with the requirements of Section 162(m).

Section 4.  Shares Available for Awards

(a)  Shares Available.  Subject to adjustment as provided in Section 4(c) of the Plan, the aggregate number of Shares that may be issued under all Awards under the Plan shall be the sum of (i) 9,700,000, and (ii) any Shares subject to any award  under the Prior Plans that, after the effective date of this Plan, are not purchased or are forfeited or reacquired by the Company, or otherwise not delivered to the Participant due to termination or cancellation of such award, provided that, where Shares to be delivered pursuant to an Award are newly issued by the Company, the nominal value of each such Share shall be fully paid up by or on behalf of the relevant Participant in accordance with applicable law. If any Shares covered by an Award or to which an Award relates are not purchased or are forfeited or are reacquired by the Company (including shares of Restricted Stock, whether or not dividends have been paid on such shares), or if an Award otherwise terminates or is cancelled without delivery of any Shares, then the number of Shares counted pursuant to Section 4(b) of the Plan against the aggregate number of Shares available under the Plan with respect to such Award, to the extent of any such forfeiture, reacquisition by the Company, termination or cancellation, shall again be available for granting Awards under the Plan. Shares that are (i) tendered by a Participant or withheld by the Company in payment of the exercise, base or purchase price relating to an Award, (ii) tendered by the Participant or withheld by the Company to satisfy any taxes or tax withholding obligations with respect to an Award, or (iii) not issued or delivered as a result of the net settlement of an outstanding Stock Option or Stock Appreciation Right under the Plan, as applicable, will not be available for future Awards under the Plan.

(b)  Accounting for Awards.  For purposes of this Section 4, if an Award entitles the holder thereof to receive or purchase Shares, the number of Shares covered by such Award or to which such Award relates shall be counted on the date of grant of such Award against the aggregate number of Shares available for Awards under the Plan.  With respect to Options and Stock Appreciation Rights, the number of Shares available for Awards under the Plan shall be reduced by one Share for each Share covered by such Award or to which such Award relates.  With respect to any Awards other than Options and Stock Appreciation Rights, the number of Shares available for Awards under the Plan shall be reduced by 1.21 Shares for each Share covered by such Award or to which such Award relates.  For Stock Appreciation Rights settled in Shares upon exercise, the aggregate number of Shares with respect to which the Stock Appreciation Right is exercised, rather than the number of Shares actually issued upon exercise, shall be counted against the number of Shares available for Awards under the Plan.  Awards that do not entitle the holder thereof to receive or purchase Shares and Awards that are settled in cash shall not be counted against the aggregate number of Shares available for Awards under the Plan.

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(c)  Adjustments.  In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), bonus issue, extraordinary cash dividend, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, reorganization, combination, repurchase, redemption or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or other similar corporate transaction or event affects the Shares such that an adjustment is necessary in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or other property) that thereafter may be made the subject of Awards, (ii) the number and type of Shares (or other securities or other property) subject to outstanding Awards, (iii) the purchase or exercise price with respect to any Awards and (iv) the limitations contained in Section 4(d) of the Plan. Any such adjustment with respect to Nonqualified Stock Options and Stock Appreciation Rights shall satisfy the requirements of Treas. Reg. § 1.409A-1(b)(5)(v)(D) and otherwise ensure that such awards continue to be exempt from Code Section 409A, and any adjustment to Awards that are subject to Code Section 409A shall comply with Code Section 409A and the regulations and rulings thereunder. Any adjustment made by the Committee under this Section 4(c) will be conclusive and binding for all purposes under the Plan.

(d)  Award Limitations Under the Plan.

(i) Section 162(m) Limitation for Awards Denominated in Shares.  No eligible Person may be granted any Award or Awards denominated in Shares, for more than 3,000,000 Shares (subject to adjustment as provided for in Section 4(c) of the Plan), in the aggregate in any taxable year.

(ii) Section 162(m) Limitation for Awards Denominated in Cash.  The maximum amount payable pursuant to all Qualified Performance Awards denominated in cash to any Participant in the aggregate in any taxable year shall be $25,000,000 in value, whether payable in cash, Shares or other property.  This limitation contained in this Section 4(d)(ii) does not apply to any Award or Awards subject to the limitation contained in Section 4(d)(i).  The limitation contained in this Section 4(d)(ii) shall apply only with respect to any Award or Awards granted under this Plan, and limitations on awards granted under any other shareholder approved incentive plan maintained by the Company will be governed solely by the terms of such other plan.

Section 5.  Eligibility.

Any Eligible Person shall be eligible to be designated a Participant. In determining which Eligible Persons shall receive an Award and the terms of any Award, the Committee may take into account the nature of the services rendered by the respective Eligible Persons, their present and potential contributions to the success of the Company or such other factors as the Committee, in its discretion, shall deem relevant. Notwithstanding the foregoing, an Incentive Stock Option may only be granted to full-time or part-time employees (which term as used herein includes, without limitation, officers and Directors who are also employees), and an Incentive Stock Option shall not be granted to an employee of an Affiliate unless such Affiliate is also a “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code or any successor provision.

Section 6.  Awards.

a) Options.  The Committee is hereby authorized to grant Options to Eligible Persons with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

(i) Exercise Price.  The purchase price per Share purchasable under an Option shall be determined by the Committee and shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such Option; provided, however, that the Committee may designate a per share exercise price below Fair Market Value on the date of grant (A) to the extent necessary or appropriate, as determined by the Committee, to satisfy applicable legal or regulatory  requirements of a foreign jurisdiction or (B) if the Option is granted in substitution for a stock option previously granted by an entity that is acquired by or merged with the Company or an Affiliate.

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(ii) Option Term. The term of each Option shall be fixed by the Committee but shall not be longer than 10 years from the date of grant.

(iii) Time and Method of Exercise.  The Committee shall determine the time or times at which an Option may be exercised in whole or in part and the method or methods by which, and the form or forms (including, without limitation, cash, Shares, other securities, other Awards or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the applicable exercise price) in which, payment of the exercise price with respect thereto may be made or deemed to have been made.

(b) Stock Appreciation Rights.  The Committee is hereby authorized to grant Stock Appreciation Rights to Eligible Persons subject to the terms of the Plan and any applicable Award Agreement.  A Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive upon exercise thereof the excess of (i) the Fair Market Value of one Share on the date of exercise (or, if the Committee shall so determine, at any time during a specified period before or after the date of exercise) over (ii) the grant price of the Stock Appreciation Right as specified by the Committee, which price shall not be less than 100% of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right; provided, however, that the Committee may designate a per share grant price below Fair Market Value on the date of grant (A) to the extent necessary or appropriate, as determined by the Committee, to satisfy applicable legal or regulatory requirements of a foreign jurisdiction or (B) if the Stock Appreciation Right is granted in substitution for a stock appreciation right previously granted  by an entity that is acquired by or merged with the Company or an Affiliate.  Subject to the terms of the Plan and any applicable Award Agreement, the grant price, methods of exercise, dates of exercise, methods of settlement and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee.  The term    of any Stock Appreciation Right will be fixed by the Committee but shall not be longer than 10 years from the date of grant.  The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate.

(c) Restricted Stock and Restricted Stock Units.  The Committee is hereby authorized to grant Awards of Restricted Stock and Restricted Stock units to Eligible Persons with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

(i) Restrictions.  Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property with respect thereto), which restrictions may lapse separately or in combination at such time or time, in such installments or otherwise, as the Committee may deem appropriate.

(ii) Issuance and Delivery of Shares.  Any Restricted Stock granted under the Plan shall be issued at the time such Awards are granted and may be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company.  Such certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the restrictions applicable to such Restricted Stock.  Shares representing Restricted Stock that is no longer subject to restrictions shall be delivered to the Participant promptly after the applicable restrictions lapse or are waived.  In the case of Restricted Stock Units, no Shares shall be issued at the time such Awards are granted. Upon the lapse or waiver of restrictions and the restricted period relating to Restricted Stock Units evidencing the right to receive Shares, such Shares shall be issued and delivered to the holder of the Restricted Stock Units.

(iii) Forfeiture.  Except as otherwise determined by the Committee, upon a Participant’s termination of employment or resignation or removal as a Director (in either case, as determined under criteria established by the Committee) during the applicable restriction period, all Shares of Restricted Stock and all Restricted Stock Units held by the Participant at such time shall be forfeited and reacquired by the Company; provided, however, that the Committee may, when it finds that a waiver would be in the best interest of the Company, waive in whole or in part any or all remaining restrictions with the respect to Shares of Restricted Stock or Restricted Stock Units.

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(d) Dividend Equivalents.  The Committee is hereby authorized to grant Dividend Equivalents to Eligible Persons under which the Participant shall be entitled to receive payments (in cash, Shares, other securities, other Awards or other property as determined in the discretion of the Committee) equivalent to the amount of cash dividends paid by the Company to holders of Shares with respect to a number of Shares determined by the Committee. Subject to the terms of the Plan and any applicable Award Agreement, such Dividend Equivalents may have such terms and conditions as the Committee shall determine. Notwithstanding  the foregoing, (i) the Committee may not grant Dividend Equivalents to Eligible Persons in connection with grants of Options or Stock Appreciation Rights to such Eligible Persons, and (ii) no Dividend Equivalent payments shall be made to a Participant with respect to any Restricted Stock, Restricted Stock Units or Performance Award prior to the date on which all conditions or restrictions relating to such Awards have been satisfied, waived or lapsed.

(e) Performance Awards.  (1) The Committee is hereby authorized to grant Performance Awards to Eligible Persons subject to the terms of the Plan and any applicable Award Agreement.  A Performance Award granted under the Plan (i) may be denominated or payable in cash, Shares (including, without limitation, Restricted Stock and Restricted Stock Units), other securities, other Awards or other property, and (ii) shall confer on the holder thereof the right to receive payments, in whole or in part, upon the achievement of one or more objective Performance Goals during such performance periods as the Committee shall establish.  Subject to the terms of the Plan, the Performance Goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted, the amount of any payment to be made pursuant to any Performance Award and any other terms and conditions of any Performance Award shall be determined by the Committee.

(f) Stock Awards.  The Committee is hereby authorized to grant to Eligible Persons Shares without restrictions thereon, as deemed by the Committee to be consistent with the purpose of the Plan.  Subject to the terms of the Plan and any applicable Award Agreement, such Stock Awards may have such terms and conditions as the Committee shall determine.

(g) Other Stock-Based Awards.  The Committee is hereby authorized to grant to Eligible Persons such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to Shares (including, without limitation, securities convertible into Shares), as are deemed by the Committee to be consistent with the purpose of the Plan.  The Committee shall determine the terms and conditions of such Awards, subject to the terms of the Plan and the Award Agreement. Shares, or other securities delivered pursuant to a purchase right granted under this Section 6(g), shall be purchased for consideration having a value equal to at least 100% of the Fair Market Value of such Shares or other securities on the date the purchase right is granted.  The consideration paid by the Participant may be paid by such method or methods and in such form or forms (including, without limitation, cash, Shares, other securities, other Awards or other property, or any combination thereof), as the Committee shall determine.

(h) General.

(i) Consideration for Awards.  Awards may be granted for no cash consideration or for any cash or other consideration as may be determined by the Committee or required by applicable law, provided that, where Shares to be delivered pursuant to an Award are newly issued by the Company, the nominal value of each such Share shall be fully paid up by or on behalf of the relevant Participant in accordance with applicable law.

(ii) Awards May Be Granted Separately or Together.  Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution for any other Award or any award granted under any other plan of the Company or any Affiliate.  Awards granted in addition to or in tandem with other Awards or in addition to or in tandem with awards granted under any other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(iii) Forms of Payment under Awards.  Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine (including, without limitation, cash, Shares, other securities, other Awards or other property, or any combination thereof), and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Committee.  Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents with respect to installment or deferred payments.

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(iv) Term of Awards.  The term of each Award shall be for a period not longer than 10 years from the date of grant.

(v) Limits on Transfer of Awards. Except as otherwise provided in this Section 6(h)(v), no Award (other than a Stock Award) and no right under any such Award shall be transferable by a Participant other than by will or by the laws of descent and distribution.  The Committee may establish procedures as it deems appropriate for a Participant to designate a Person or Persons, as beneficiary or beneficiaries, to exercise the rights of the Participant and receive any property distributable with respect to any Award in the event of the Participant’s death.  Each Award under the Plan or right under any such Award shall be exercisable during the Participant’s lifetime only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative.  No Award (other than a Stock Award) or right under any such Award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

(vi) Restrictions; Securities Exchange Listing.  All Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such restrictions as the Committee may deem advisable under the Plan, applicable federal or state securities laws and regulatory requirements, and the Committee may cause appropriate entries to be made or legends to placed on the certificates for such Shares or other securities to reflect such restrictions.  If the Shares or other securities are traded on a securities exchange, the Company shall not be required to deliver any Shares or other securities covered by an Award unless and until such Shares or other securities have been admitted for trading on such securities exchange.

(vii) Prohibition on Option and Stock Appreciation Right Repricing.  Except as provided in Section 4(c) hereof, no Option may be amended to reduce its initial exercise price, and no Option shall be cancelled and replaced with an Option or Options having a lower exercise price.  In addition, except as provided in Section 4(c) hereof, no Stock Appreciation Right may be amended to reduce its grant price, and no Stock Appreciation Right shall be cancelled and replaced with a Stock Appreciation Right having a lower grant price.

(viii) To the extent applicable, it is intended that the Plan and all Awards hereunder comply with, or be exempt from, the requirements of Section 409A of the Code and the Treasury Regulations and other guidance issued thereunder, and that the Plan and all Award Agreements shall be interpreted and applied by the Committee in a manner consistent with this intent in order to avoid the imposition of any additional tax under Section 409A of the Code. To the extent any Award granted under the Plan either qualifies for an exemption from the requirements of Section 409A of the Code or is subject to Section 409A of the Code, the Plan and the Award Certificate will be interpreted such that the Award qualifies for an exemption or, if Section 409A of the Code is applicable, in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan, in the event that the Committee determines that any Award may be subject to Section 409A of the Code, the Committee may adopt such amendments to the Plan and/or the applicable Award Certificate or adopt policies and procedures or take any other action or actions, including an action or amendment with retroactive effect, that the Committee determines is necessary or appropriate to (i) exempt the Award from the application of Section 409A of the Code or (ii) comply with the requirements of Section 409A of the Code. Any Award that provides for a payment to any Participant who is a “specified employee” of deferred compensation that is subject to Code Section 409A (a)(2) and that becomes payable upon, or that is accelerated upon, such Participant’s Termination of Employment, shall not   be made on or before the date which is six months following such Participant’s Termination of Employment (or, if earlier, such Participant’s death). A specified employee for this purpose shall be determined by the Committee or its delegate in accordance with the provisions of Code Section 409A and the regulations and rulings thereunder. If a grant under the Plan is subject to Section 409A of the Code, then (i) distributions shall only be made in a manner and upon an event permitted under Section 409A of the Code, (ii) payments to be made upon termination of employment shall only be made upon a “separation from service” under Section 409A of the Code, (iii) unless the grant agreement specifies otherwise, each installment payment shall be treated as a separate payment for purposes of Section 409A of the Code, and (iv) in no event shall a Participant, directly or indirectly, designate the calendar year in which a distribution is made except as permitted in accordance with Section 409A of the Code. Neither a Participant nor any of a Participant’s creditors or beneficiaries shall have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under the Plan and grants of deferred compensation hereunder to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment.  Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to a Participant or for a Participant’s benefit under the Plan and grants of deferred compensation hereunder may not be reduced by, or offset against, any amount owing by a Participant to the Company or any of its affiliates.  In any case, a Participant shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Participant or for a Participant’s account in connection with the Plan and grants hereunder (including any taxes, interest and/or penalties under Section 409A of the Code), and neither the Company nor any of its affiliates shall have any obligation to indemnify or otherwise hold a Participant harmless from any or all of such taxes, interest and/or penalties.

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Section 7. Amendments and Termination; Corrections.

(a) Amendments to the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan at any time; provided, however, that, notwithstanding any other provision of the Plan or any Award Agreement, prior approval of the shareholders of the Company shall be required for any amendment to the Plan that:

(i) requires shareholder approval under the rules or regulations of the Securities and Exchange Commission, the New York Stock exchange or any other securities exchange that are applicable to the Company;

(ii) increases the number of shares authorized under the Plan as specified in Section 4(a) of the Plan;

(iii) increases the number of shares or value subject to the limitations contained in Section 4(a) of the Plan;

(vi) permits repricing of Options or Stock Appreciation Rights which is prohibited by Section 6(h)(vii) of the Plan;

(vii) permits the award of Options or Stock Appreciation Rights at a price less that 100% of the Fair Market Value of a Share on the date of grant of such Option or Stock Appreciation Right, contrary to the provisions of Section 6(a)(i) and 6(b)(ii) of the Plan; and

(viii) would cause Section 162(m) of the Code to become unavailable with respect to the Plan.

(b) Amendments to Awards. Subject to the provisions of the Plan, the Committee may waive any conditions of or rights of the Company under any outstanding Award, prospectively or retroactively. Except as otherwise provided in the Plan the Committee may amend, alter, suspend, discontinue or terminate any outstanding Award, prospectively or retroactively, but no such action may adversely affect the rights of the holder of such Award without the consent of the Participant or holder or beneficiary thereof.

(c) Correction of Defects, Omissions, and Inconsistencies. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award or Award Agreement in the manner and to the extent it shall deem desirable to implement or maintain the effectiveness of the Plan.

Section 8. Income Tax Withholding.

In order to comply with all applicable federal, state, local or foreign income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal, state, local or foreign payroll, withholding, income or other taxes, which are the sole and absolute responsibility of a Participant, are withheld or collected from such Participant. In order to assist a Participant in paying all or a portion of the applicable taxes to be withheld of collected upon exercise or receipt of (or the lapse of restrictions relating to) an Award, the Committee, in its discretion and subject to such additional terms and conditions as it may adopt, may permit the Participant to satisfy such tax obligation by (a) electing to have the Company withhold a portion of the Shares otherwise to be delivered upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes or (b) delivering to the Company Shares other than Shares issuable upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes. The election, if any, must be made on or before the date that the amount of tax to be withheld is determined.

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Section 9. General Provisions.

(a) No Rights to Awards. No Eligible Person, Participant or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Persons, Participants or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to any Participant or with respect to different Participants.

(b) Award Agreements. No Participant shall have rights under an Award granted to such Participant unless and until an Award Agreement is issued to, and accepted by, the Participant.

(c) No Rights of Shareholders. Except with respect to Restricted Stock and Stock Awards, neither a Participant nor the Participant’s legal representative shall be, or have any of the rights and privileges of, a shareholder of the Company with respect to any Shares issuable upon the exercise or payment of any Award, in whole or part, unless the Shares have been issued.

(d) No Limit on Other Compensation Plans or Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation plans or arrangements, and such plans or arrangements may be either generally applicable or applicable only in specific cases.

(e) No Right to Employment or Directorship. The grant of an Award shall not be construed as giving a Participant the right to be retained as an employee of the Company or any Affiliate, or a Director to be retained as a Director, nor will it affect in any way the right of the Company or an Affiliate to terminate a Participant’s employment at any time, with or without cause. In addition, the Company or an Affiliate may at any time dismiss a Participant from employment free from any liability or any claim under the Plan or any Award, unless otherwise expressly provided in the Plan or in Any Award Agreement.

(f) Governing Law. The Plan and all determinations made and actions taken under the Plan will be governed by the law of Ireland and construed accordingly.

(g) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Plan or any such Award shall remain in full force and effect.

(h) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater that the right of any unsecured general creditor of the Company or any Affiliate.

(i) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash shall be paid in lieu of any fractional Share or whether such fractional Share or any rights thereto shall be cancelled, terminated or otherwise eliminated.

(j) Headings. Heading are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

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Section 10. Termination for Cause; Clawback.

(a) Notwithstanding anything to the contrary herein, if a Participant incurs a Termination of Directorship or Termination of Employment for Cause, then all Stock Options, Stock Appreciation Rights, Annual Performance Bonuses, Long Term Performance Awards, Restricted Units, Restricted Stock and other Stock-Based Awards are subject to immediate cancellation at the discretion of the Company. The exercise of any Stock Option or Stock Appreciation Right or the payment of any Award may be delayed, in the Company’s discretion, in the event that a potential termination for Cause is pending, subject to ensuring an exemption from or compliance with Code Section 409A and the underlying regulations and rulings. If a Participant incurs a Termination of Employment for Cause, or the Company becomes aware (after the Participant’s Termination of Employment) of conduct on the part of the Participant that would be grounds for a Termination of Employment for Cause, then, as determined in the discretion of the Company, the Participant will be required to deliver to the Company (i) Shares (or, in the discretion of the Committee, cash) in an amount that is equal in value to the amount of any profit the Participant realized upon the exercise of an Option during the period beginning six (6) months prior to the Participant’s Termination of Employment and ending on the two (2) year anniversary of such Termination of Employment; and (ii) the number of Shares (or, in the discretion of the Committee, the cash value of said shares) the Participant received for Restricted Shares, Restricted Units or other Stock-Based Awards that vested during the period described in (i) above.

(b) In addition, any Award Certificate (or any part thereof) may provide for the cancellation or forfeiture of an Award or the forfeiture and repayment to the Company of any gain related to an award, or other provisions intended to have a similar effect, upon such terms and conditions as may be determined by the Committee in accordance with any Company claw-back or forfeiture policy, as may be amended from time to time, including as required by the Sarbanes-Oxley Act of 2002, the Dodd-Frank Wall Street Reform and Consumer Protection Act, or other applicable law, regulation or stock exchange listing requirement, as may be in effect from time to time, and which may operate to create additional rights for the Company with respect to awards and recovery of amounts relating thereto. By accepting Awards under the Plan, Participants agree and acknowledge that they are obligated to cooperate with, and provide any and all assistance necessary to, the Company to recover or recoup any award or amount paid under this Plan subject to claw-back pursuant to such law, government regulation, stock exchange listing requirement or Company policy. Such cooperation and assistance shall include, but is not limited to, executing, completing and submitting any documentation necessary to recover or recoup any award or amounts paid under this Plan from a Participant’s accounts, or pending or future compensation awards.

(c) The Committee may, in its discretion, provide in an Award Certificate that if the Participant engages in acts that are deemed to be detrimental to the best interests of the Company, including without limitation, (i) any breach of the Company’s Guide to Ethical Conduct or engagement in any other act that could result in the Participant’s Termination of Employment for Cause, or (ii) the Participant’s engagement in activities that are deemed to be competitive or potentially competitive to the interests of the Company or any Subsidiary, including entering into any employment or consultation arrangement with any entity or person engaged in any business in which the Company or any Subsidiary is engaged without prior written approval of the Company if, in the sole judgment of the Company, the business is competitive with the Company or any Subsidiary or business unit or such employment or consultation arrangement would present a risk that the Participant would likely disclose Company proprietary information (as determined by the Company), then the Participant’s outstanding Awards can be forfeited and any profits realized or Shares delivered as a result of the payment, vesting or exercise of Awards before or after the Participant’s Termination of Employment will be subject to forfeiture and reimbursement to the Company under such terms and conditions as are deemed appropriate by the Committee.

Section 11. Effective date of the Plan; Effect on Prior Plans.

On September 30, 2024, TE Connectivity Ltd. (“Swiss TEL”), a holding company incorporated under Swiss law, merged with and into the Company, with the Company surviving the merger, thereby changing Swiss TEL’s jurisdiction of organization from Switzerland to Ireland. The effective date of this amended and restated plan is September 30, 2024. The Plan was originally adopted by the Board of Directors of ADC Telecommunications, Inc. on November 19, 2009 and approved by ADC Telecommunications, Inc. shareholders on February 10, 2010. On and after February 10, 2010, no further awards were granted under the Prior Plans, but all outstanding awards previously granted under the Prior Plans shall remain outstanding. After shareholder approval of the Plan on February 10, 2010, such awards made under the Prior Plans shall be governed by the terms and conditions of the Plan, but any shares issued under such awards shall not be deemed to be issued under the Plan for purposes of Section 4(a).

Section 12. Term of the Plan.

No new Awards shall be issued under the Plan. As long as any Awards are outstanding under the Plan, the terms of the Plan shall govern such Awards.

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